                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND RELATIVE, PARTICIPATING, OPTIONAL AND
                       OTHER SPECIAL RIGHTS OF PREFERRED
                     STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

               12 5/8% SERIES E CUMULATIVE EXCHANGEABLE PREFERRED
                       STOCK DUE MAY DUE OCTOBER 31, 2006

                                       OF

                             SFX BROADCASTING, INC.

                           -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                           -------------------------

                  SFX Broadcasting, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, certifies that pursuant to the authority contained in Article 6 of its Restated Certificate of Incorporation (the "Certificate of Incorporation") and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent dated ________ __, 1997 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby designate, create, authorized and provide for the issue of 12 5/8% Series E Cumulative Exchangeable Preferred Stock due October 31, 2006 (the "Series E Preferred Stock"), par value $0.01 per share, with a liquidation preference of $100.00 per share, consisting of 4,150,000 shares, having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

                  1.       Certain Definitions.

                  Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified (with terms defined in the singular having comparable meanings when used in the plural).

                  Acquired Debt. The term "Acquired Debt" shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  Advertising Business. The term "Advertising Business" shall mean any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

                  Applicable Redemption Price. The term "Applicable Redemption Price" shall mean a price per share equal to the following redemption prices (expressed as a percentage of the Liquidation Preference thereof) during the twelve-month periods commencing on January 15 of the years indicated:

      2002.................................................. 106.313%
      2003.................................................. 104.734%
      2004.................................................. 103.156%
      2005.................................................. 101.578%
      2006 and thereafter .................................. 100.000%

in each case, together with accrued and unpaid dividends (if any) thereon to the Redemption Date.

                  Affiliate. The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  Affiliate Transaction. The term "Affiliate Transaction" shall have the meaning set forth in Section 8(d) below.



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



                  Asset Sale. The term "Asset Sale" shall mean (i) the sale, lease, conveyance or other disposition of any assets (including without limitation, by way of a sale and leaseback or pursuant to an LMA or similar arrangement); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole will be governed by the Sections 7 and 8(c) hereof and (ii) the issue or sale by the Corporation or any of its Subsidiaries of Equity Interests of any of the Corporation's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transaction (a) that have a Fair Market Value in excess of $5.0 million or (b) for aggregate net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) the Pending Dispositions, the Chancellor Exchange and the CBS Exchange, in each case as described in the Prospectus Supplement dated January 17, 1997, in all material respects, (ii) a transfer of assets by the Corporation or to another Wholly Owned Subsidiary, (iii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Corporation or to another Wholly Owned Subsidiary, (iv) a Restricted Payment that is permitted under Section 8(a) hereof and (v) sales of obsolete equipment in the ordinary course of business, will not be deemed to be Asset Sales.

                  Attributable Debt. The term "Attributable Debt" in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  Bank Facilities. The term "Bank Facilities" shall mean, with respect to the Corporation, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Bank Facilities outstanding on the date on which the Series E Preferred Stock is first issued under the Certificate of Designations shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) under Section 8(b).

                  Broadcast Business. The term "Broadcast Business" shall mean any business, the majority of whose revenues are derived from the broadcast of radio programming.

                  Business Day. The term "Business Day" shall mean a day other than a Saturday or Sunday or any federal holiday.

                  Capital Lease Obligation. The term "Capital Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.


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




                  Capital Stock. The term "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  Cash Equivalents. The term "Cash Equivalents" shall mean (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

                  Change of Control. The term "Change of Control" shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Corporation, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Corporation having more than 35% of the combined voting power of all classes of Voting Stock of the Corporation then outstanding or (iv) the first day on which a majority of the members of the Board of Directors of the Corporation are not Continuing Directors.

                  Change of Control Offer. The term "Change of Control Offer" shall have the meaning set forth in Section 8(a) below.

                  Change of Control Payment. The term "Change of Control Payment" shall have the meaning set forth in Section 7(a) below.

                  Change of Control Payment Date. The term "Change of Control Payment Date" shall have the meaning set forth in Section 7(e)(ii) below.

                  Class A Common Stock. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Corporation.

                  Class B Common Stock. The term "Class B Common Stock" shall mean the Class B Common Stock, par value $.01 per share, of the Corporation.

                  Common Equity. The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Class A Common Stock and Class B Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that have the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

                  Consolidated Cash Flow. The term "Consolidated Cash Flow" shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, less (v) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

                  Consolidated Indebtedness. The term "Consolidated Indebtedness" of any Person as of any date of determination shall mean the sum (without duplication) of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Subsidiaries, plus (ii) the total amount of other Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been Guaranteed by such Person or one of its Subsidiaries, plus (iii) the aggregate liquidation value or redemption amount (if larger) of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

                  Consolidated Interest Expense. The term "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  Consolidated Net Income. The term "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or to a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

                  Consolidated Net Worth. The term "Consolidated Net Worth" shall mean, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the

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date of the Certificate of Designations in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                  Continuing Directors. The term "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors of the Corporation who (i) was a member of such Board of Directors on the Initial Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  Credit Agreement. The term "Credit Agreement" shall mean that certain credit agreement by and among the Corporation, the Corporation's Subsidiaries, as guarantors, the Bank of New York, as agent and the lenders party thereto, providing for $225 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  Debt to Cash Flow Ratio. The term "Debt to Cash Flow Ratio" shall mean, as of any date of determination, the ratio of (a) the Consolidated Indebtedness as of such date to (b) the Consolidated Cash Flow of the Corporation and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of calculating Consolidated Cash Flow for the computation referred to above, (i) acquisitions that have been made by the Corporation or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which such Ratio is being calculated (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

                  Default. The term "Default" shall mean any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

                  Disqualified Stock. The term "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the mandatory redemption date of the Series E Preferred Stock.



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                  Dividend Payment Date.  The term "Dividend Payment Date"
shall have the meaning set forth in Section 2(a) below.

                  Dividend Period. The term "Dividend Period" shall mean the period from, and including, the Initial Issue Date to, but not including, the first Dividend Payment Date and thereafter, each period from, and including, the preceding Dividend Payment Date to, but not including the next Dividend Payment Date.

                  Equity Interests. The term "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  Exchange Date. The term "Exchange Date" shall have the meaning set forth in Section 5(b) below.

                  Exchange Debentures. The term "Exchange Debentures" shall mean the Corporations's 12 5/8% Subordinated Exchange Debentures due October 31, 2006 issuable in exchange for the Corporation's Series E Preferred Stock.

                  Exchange Indenture. The term "Exchange Indenture" shall mean that certain indenture under which the Exchange Debentures would be issued and which shall be substantially in the form attached as Annex A hereto.

                  Executive Officer. The term "Executive Officer" shall mean any officer of the Corporation that would be deemed to be an "executive officer" within meaning of the rules and regulations of the Securities and Exchange Commission.

                  Existing Indebtedness. The term "Existing Indebtedness" shall mean all Indebtedness of the Corporation and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Initial Issue Date, until such amounts are repaid.

                  Existing MMR Indebtedness. The term "Existing MMR Indebtedness" shall mean all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

                  Fair Market Value. The term "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  GAAP. The term "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been


                                       8


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approved by a significant segment of the accounting profession, which are in effect on the Initial Issue Date.

                  Government Securities. The term "Government Securities" shall mean direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

                  Guarantee. The term "Guarantee" shall mean a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  Holder. The term "Holder" shall mean the record holder of one or more shares of Series E Preferred Stock, as shown on the books and records of the Transfer Agent.

                  Hedging Obligations. The term "Hedging Obligations" shall mean, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  Indebtedness. The term "Indebtedness" shall mean, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  Initial Issue Date. The term "Initial Issue Date" shall mean the date that shares of Series E Preferred Stock are first issued by the Corporation.

                  Investments. The term "Investments" shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that


                                       9


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an acquisition of assets, Equity Interests or other securities by the
Corporation for consideration consisting of Common Equity shall not be deemed to be an Investment. If the Corporation or any Subsidiary of the Corporation sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

                  Junior Securities. The term "Junior Securities" shall mean any class of stock ranking junior to the Series E Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are expressly defined and included as Junior Securities.

                  Lien. The term "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Liquidation Preference. The term "Liquidation Preference" shall mean $50 per share of Series E Preferred Stock.

                  Local Marketing Agreement or LMA. The terms "Local Marketing Agreement" or "LMA" shall mean a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations
(i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or (iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

                  Management Termination Agreements. The term "Management Termination Agreements" shall mean each of (i) the termination agreement between the Corporation and R. Steven Hicks, dated April 15, 1996, and (ii) the employment agreement between the Corporation and D. Geoffrey Armstrong, effective April 15, 1996, in each case, as in effect on the Initial Issue Date.

                  Mandatory Redemption Date. The term "Mandatory Redemption Date" shall have the meaning set forth in Section 5(a) below.

                  Material Broadcast License. The term "Material Broadcast License" shall mean one or more authorizations issued by the Federal Communications Commission for the operation


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



of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Corporation and its Subsidiaries taken as a whole.

                  MMR. The term "MMR" shall mean Multi-Market Radio, Incorporated, a Delaware corporation.

                  MMR Merger. The term "MMR Merger" shall mean the merger of SFX Merger Corporation, a Wholly Owned Subsidiary of the Corporation, with and into MMR, pursuant to which MMR will become a Wholly Owned Subsidiary of the Corporation.

                  Net Income. The term "Net Income" shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  Net Proceeds. The term "Net Proceeds" shall mean the aggregate cash proceeds received by the Corporation or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  New Note Indenture. The term "New Note Indenture" shall mean the indenture governing the Corporation's 10 3/4% Senior Subordinated Notes due 2006.

                  New Notes. The term "New Notes" shall mean the Corporation's 10 3/4% Senior Subordinated Notes due 2006.

                  Obligations. The term "Obligations" shall mean any principal, interest, penalties, fees (including, but not limited to, reasonable fees and expenses of counsel), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  Officers' Certificate. The term "Officers' Certificate" shall mean a certificate signed on behalf of the Corporation by two officers of the Corporation, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of the Corporation that meets the requirements of Section 10 hereof.

                  Pari Passu Debt. The term "Pari Passu Debt" shall mean (i) the New Notes and (ii) all other Indebtedness that ranks pari passu in right of payment with the Exchange Debentures.

                  Parity Securities. The term "Parity Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date that is entitled to receive payment of dividends and to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series E Preferred Stock.

                  Permitted Investments. The term "Permitted Investments" shall mean (a) any Investment in the Corporation or any Subsidiary of the Corporation; (b) any Investment in Cash Equivalents; (c) any Investment by the Corporation or any Subsidiary of the Corporation in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Corporation or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Subsidiary of the Corporation; (d) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (e) any Investment received involuntarily; (f) Investments in any Person (other than an Affiliate of the Corporation that is not also a Subsidiary of the Corporation) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $20.0 million and (g) other Investments in any Person (other than an Affiliate of the Corporation that is not also a Subsidiary of the Corporation) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $15.0 million.

                  Permitted Liens. The term "Permitted Liens" shall mean (i) Liens securing Senior Debt of the Corporation or securing Indebtedness of any Subsidiary that, in either case, was permitted by the terms of the Exchange Indenture to be incurred; (ii) Liens in favor of the Corporation; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Corporation or any Subsidiary of the Corporation; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Corporation; (iv) Liens on property existing at the time of acquisition thereof by the Corporation or any Subsidiary of the Corporation, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such assets so acquired; (v) Liens existing on the Initial Issue Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (vii) Liens incurred in the ordinary course of business of the Corporation or any Subsidiary of the Corporation with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Corporation or such Subsidiary.

                  Permitted Refinancing Debt. The term "Permitted Refinancing Debt" shall mean any Indebtedness of the Corporation or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Corporation or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debenture as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Debt is incurred either by the Corporation or by the Subsidiary who was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  Preferred Stock. The term "Preferred Stock," of any Person, shall mean Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

                  Principal. The term "Principal" shall mean Robert F.X. Sillerman.

                  Record Date. The term "Record Date" shall have the meaning set forth in Section 2(a) below.

                  Redemption Date. The term "Redemption Date" shall have the meaning set forth in Section 5(d) below.

                  Related Party. The term "Related Party" with respect to the Principal shall mean (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons (as defined in "Change of Control") beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other persons referred to in the immediately preceding clause (A).

                  Restricted Investments. The term "Restricted Investment" shall mean an Investment other than a Permitted Investment.

                  SCMC. The term "SCMC" shall mean Sillerman Communications Management Corporation, a Delaware corporation.

                  Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                  Senior Securities. The term "Senior Securities" shall mean any class or series of stock of the Corporation authorized after the Initial Issue Date ranking senior to the Series E Preferred Stock in respect of the right to receive dividends and in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation. The shares of Series D Preferred Stock are Senior Securities.

                  Series D Exchange Notes. The term "Series D Exchange Notes" shall mean the Corporation's 6 1/2% Subordinated Convertible Exchange Notes due 2007 issuable in exchange for the Corporation's Series D Preferred Stock.

                  Series D Exchange Note Indenture. The term "Series D Exchange
Note Indenture" shall mean the indenture governing the Corporation's 6 1/2% Subordinated Convertible Exchange Notes due 2007 issuable in exchange for the Corporation's Series D Preferred Stock.

                  Series D Preferred Stock. The term Series D Preferred Stock shall mean the Corporation's 6 1/2 Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007.

                  SFX Merger Company. The term "SFX Merger Company" shall mean SFX Merger Company, a Delaware corporation.

                  Shared Facilities Agreement. The term "Shared Facilities Agreement" shall mean the Shared Facilities Agreement between the Corporation and SCMC, as in effect on the Initial Issue Date.

                  Significant Subsidiary. The term "Significant Subsidiary" shall mean any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  Subsidiary. The term "Subsidiary" shall mean, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof).

                  Transfer Agent. The term "Transfer Agent" shall mean the entity designated from time to time by the Corporation to act as the registrar and transfer agent for the Series E Preferred Stock.

                  Voting Stock. The term "Voting Stock" shall mean with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

                  Voting Rights Trigger Event. The term "Voting Rights Trigger Event" shall have the meaning set forth in Section 5(b) below.

                  Weighted Average Life to Maturity. The term "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  Wholly Owned Subsidiary. The term "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                  2.       Dividends.

                  (a) The Holders of shares of the Series E Preferred Stock shall be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Corporation legally available therefor, cumulative preferential dividends from the Initial Issue Date of the Series E Preferred Stock accruing at the rate per share of $12.625 per annum, payable semi-annually in arrears on January 15 and July 15 in each year or, if any such date is not a business day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1 and July 1 (each, a "Record Date"). Dividends will be payable in cash, except that on each Dividend Payment Date occurring on or prior to January 15, 2002, dividends may be paid, at the Corporation's option, by the issuance of additional shares of Series E Preferred Stock (including fractional shares) having a aggregate Liquidation Preference equal to the amount of such dividends. The first dividend payment will be payable on July 15, 1997. Dividends payable on the Series E Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis.

                  (b) Dividends on the Series E Preferred Stock shall accrue whether or not the Corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Accumulated unpaid dividends will bear interest at the rate of 12 5/8% per annum. The Corporation shall take all actions required or permitted under Delaware law to permit the payment of dividends on the Series E Preferred Stock.

                  (c) No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Series E Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Series E Preferred Stock. Unless full cumulative dividends on all outstanding shares of Series E Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be made upon or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Corporation or any of its Subsidiaries. Holders of the Series E Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  3.       Distributions Upon Liquidation, Dissolution or
Winding Up.

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the Corporation's Capital Stock (a "reduction or decrease in capital stock"), each Holder of shares of the Series E Preferred Stock shall be entitled to payment out of the assets of the Corporation available for distribution of an amount equal to the Liquidation Preference per share of Series E Preferred Stock held by such Holder, plus accrued and unpaid dividends to the date fixed for liquidation, dissolution, winding up or reduction or decrease in capital stock, before any distribution is made on any Junior Securities, including, without limitation, Common Equity of the Corporation. After payment in full of the Liquidation Preference and all accrued dividends to which Holders of Series E Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reduction or decrease in capital stock, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding up of the business of the Corporation or reduction or decrease in capital stock.

                  4.       Redemption by the Corporation

                  (a) On October 31, 2006 (the "Mandatory Redemption Date"), the Corporation shall redeem (subject to the legal availability of funds therefor) all outstanding shares of Series E Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends to the date of redemption.

                  (b) The Series E Preferred Stock may not be redeemed at the option of the Corporation on or prior to January 15, 2002. The Series E Preferred Stock may be redeemed, in whole or in part, at the option of the Corporation on or after January 15, 2002, at the Applicable Redemption Price.

                  (c) In addition, prior to January 15, 2000, the Corporation may, at its option, redeem up to 50% of the aggregate of (i) the Liquidation Preference of the Series E Preferred Stock issued (whether issued or issued in lieu of cash dividends) less the Liquidation Preference of Series E Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued (whether issued in exchange for Series E Preferred Stock of in lieu of cash interest), with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Series E Preferred Stock at a redemption price of 112.625% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends in the case of Series E Preferred Stock and accrued and unpaid interest in the case of Exchange Debentures; provided, that after any such redemption, if any Series E Preferred Stock or Exchange Debentures remain outstanding, at least $50 million in Liquidation Preference or principal amount, as applicable, of the Series E Preferred Stock or Exchange Debentures, as the case may be, remain outstanding; and provided further, that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of the Corporation.

                  (d) In case of redemption of less than all of the shares of Series E Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot as determined by the Corporation in its sole discretion.

                  (e) Notice of any redemption shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date specified for redemption in such notice (including the Mandatory Redemption Date, the "Redemption Date"), by first class mail, postage prepaid, to all Holders of record of the Series E Preferred Stock at their respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state: (i) whether such redemption is being made pursuant to the optional or the mandatory redemption provisions hereof; (ii) the Redemption Date; (iii) the Applicable Redemption Price; (iv) the number of shares of Series E Preferred to be redeemed and, if less than all shares held by such Holder are to be redeemed, the number of such shares to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the Applicable Redemption Price, including any procedures applicable to redemptions to be accomplished through book-entry transfers; (vi) that dividends on the shares to be redeemed will cease to accrue on the Redemption Date; and (vii) that Series E Preferred Stock called for redemption may be converted at any time before the close of business on the Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

                  (f) If notice has been mailed in accordance with Section 4(e) above and provided that on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the Holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the shares of the Series E Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series E Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Applicable Redemption Price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Applicable Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the Holder thereof.

                  (g) Any funds deposited with a bank or trust company for the purpose of redeeming Series E Preferred Stock shall be irrevocable except that:

                           (i) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the Holders of any shares redeemed shall have no claim to such interest or other earnings; and

                           (ii) any balance of monies so deposited by the Corporation and unclaimed by the Holders of the Series E Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the Holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                  (h) No Series E Preferred Stock may be redeemed except with funds legally available for the purpose. The Corporation shall take all actions required or permitted under Delaware Law to permit any such redemption.

                  (i) Notwithstanding the foregoing provisions of this Section 4, unless the full cumulative dividends on all outstanding shares of Series E Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed.

                  (j) All shares of Series E Preferred Stock redeemed pursuant to this Section 4 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock other than shares of Series E Preferred Stock.

                  5.       Exchange.

                  (a) The Corporation may, at its option on any Dividend Payment Date, exchange, in whole or in part, on a pro rata basis, the then outstanding Series E Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, there shall be outstanding Series E Preferred Stock with an aggregate liquidation preference of not less than $50.0 million and not less than $50.0 million in aggregate principal amount of Exchange Debentures; and, provided further, that (i) on the date of such exchange there are no accumulated and unpaid dividends on the Series E Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient therefor; (iii) such exchange would be permitted under the terms of the Series D Preferred Stock, to the extent then outstanding, and, immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no default or event of default would exist under the Credit Agreement, the New Note Indenture or the Series D Exchange Note Indenture and no default or event of default under any material instrument governing Indebtedness outstanding at the time would be caused thereby; (iv) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and (v) the Corporation shall have delivered a written opinion to the Exchange Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The Credit Agreement, the New Note Indenture, the Series D Certificate of Designations and the Series D Exchange Note Indenture currently restrict the exchange of the Series E Preferred Stock and may restrict the Corporation's ability to exchange the Series E Preferred Stock in the future.

                  (b) The Exchange Debentures shall be issuable in all appropriate denominations. Notice of the intention to exchange shall be sent by or on behalf of the Corporation not more than 60 days nor less than 30 days prior to the date fixed for the exchange (the "Exchange Date"), by first class mail, postage prepaid, to each Holder of record of Series E Preferred Stock at its respective last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Series E Preferred Stock except as to the Holder to whom the Corporation has failed to give notice or except as to the Holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Series E Preferred Stock may be listed or admitted to trading, such notice shall state:
(i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends on the shares of Series E Preferred Stock to be exchanged will cease to accrue on the Exchange Date. Prior to giving the notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company, with capital, surplus and undivided profits of not less than $100,000,000, selected by the Corporation, and qualify under the Trust Indenture Act of 1939, as amended, the Exchange Indenture with such changes as would not adversely affect any of the voting powers, preferences and relative, participating, optional and other special rights of any holders of Series E Preferred Stock as may be required by law or usage.

                  (c) A Holder delivering Series E Preferred Stock for exchange will not be required to pay any taxes or duties in respect of the issue or delivery of Exchange Debentures on exchange but will be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue or delivery of the Exchange Debentures in a name other than that of the Holder of the Series E Preferred Stock. Certificates representing Exchange Debentures will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

                  (d) If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends thereon to the Exchange Date has been deposited with the Transfer Agent, then on or after the close of business on the Exchange Date, the shares of Series E Preferred to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued [exchangeable] preferred stock, but not as Series E Preferred Stock, and all rights of the Holders thereof as stockholders of the Corporation will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends thereon to the Exchange Date.

                  (e) As a condition to the exercise of the exchange rights described in this Section 5, the Corporation shall deliver an opinion to the Trustee as to the due authorization, execution, delivery and enforceability of both the Exchange Debentures and the Exchange Debenture Indenture.

                  6.       Voting Rights.

                  (a) The Holders of record of shares of Series E Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 6 or as otherwise provided by law.

                  (b)      If and upon:

                           (i) the accumulation of accrued and unpaid dividends on the outstanding Series E Preferred Stock in an amount equal to six
         (6) full quarterly dividends (whether or not consecutive);

                           (ii) the failure of the Corporation to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Series E Preferred Stock;

                           (iii) the failure of the Corporation to make a Change of Control Offer on the terms and in accordance with the provisions described below in Section 7 hereof;

                           (vi) the failure of the Corporation to comply with any of the other covenants or agreements set forth in this Certificate of Designations and the continuance of such failure for 60 consecutive days or more; or

                           (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries (or the payment of which is guaranteed by the Corporation or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Initial Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates

         $25.0 million or more (each of the events described in clauses 6(b)(i) through (v) being referred to herein as a "Voting Rights Trigger Event");

then the authorized number of members of the Corporation's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation.

                  (c) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the Holders of Series E Preferred Stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings or by the written consent of the Holders of Series E Preferred Stock. Such right of the Holders of Series E Preferred Stock to elect directors may be exercised until (i) all dividends in arrears shall have been paid in full and (ii) all other Voting Rights Trigger Events have been cured or waived, at which time the right of the Holders of Series E Preferred Stock to elect such number of directors shall cease, the term of such directors previously elected shall thereupon terminate, and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future dividend default or defaults or any such failure to make redemption payments.

                  (d) At any time when such voting right shall have vested in the Holders of Series E Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of Holders of record of 10% or more of the Series E Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of Holders of Series E Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the Holders of record of 10% of the shares of Series E Preferred Stock then outstanding may designate in writing a Holder of Series E Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for holding annual meetings of the Corporation or, if none, at a place designated by such Holder. Any Holder of Series E Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

                  (e) If the directors so elected by the Holders of Series E Preferred Stock shall cease to serve as a director before his term shall expire, the Holders of Series E Preferred Stock then outstanding may, at a special meeting of the Holders called as provided above, elect a successor to hold office for the unexpired term of the director whose place shall be vacant.

                  (f) The Corporation shall not, without the affirmative vote or consent of the Holders of a majority of the then outstanding shares of Series E Preferred Stock (with shares held by the Corporation or any of its Affiliates not being considered to be outstanding for this purpose) amend or otherwise alter its Certificate of Incorporation in any manner that adversely affects the rights of Holders of Series E Preferred Stock.

                  (g) Without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of Series E Preferred Stock held by a non-consenting Holder):

                           (i) alter the voting rights with respect to the Series E Preferred Stock or reduce the number of shares of Series E Preferred Stock whose Holders must consent to an amendment, supplement or waiver;

                           (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any share of Series E Preferred Stock or alter the provisions with respect to the redemption of the Series E Preferred Stock (other than provisions relating to the covenant described above in Section 7 hereof);

                          (iii) reduce the rate of or change the time for payment of dividends on any share of Series E Preferred Stock;

                           (iv) waive a default or event of default in the payment of dividends or on the Series E Preferred Stock;

                            (v) make any share of Series E Preferred Stock payable in any form other than that stated in this Certificate of Designations;

                           (vi) make any change in the provisions of this Certificate of Designations relating to waivers of the rights of Holders of Series E Preferred Stock to receive the Liquidation Preference, dividends on the Series E Preferred Stock;

                          (vii) waive a redemption payment with respect to any share of Series E Preferred Stock (other than a payment required by the covenant described above in Section 7 hereof); or

                         (viii) make any change in the foregoing amendment and waiver provisions.

                  (h) The Corporation shall not, without the consent of at least 66 2/3% of the then outstanding shares of Series E Preferred Stock (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose), authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

                  (i) In addition, any amendment to the provisions of Section 7 hereof (including the related definitions) will require the consent of the Holders of at least 75% of the shares of Series E Preferred Stock then outstanding (with shares held by the Corporation or its Affiliates not being considered to be outstanding for this purpose) if such amendment would adversely affect the rights of Holders of Series E Preferred Stock.

                  (j) The Corporation in its sole discretion may without the vote or consent of any Holders of the Series E Preferred Stock amend or supplement this Certificate of Designations:

                           (i)   to cure any ambiguity, defect or inconsistency;

                           (ii)  to provide for uncertificated
         Series E Preferred Stock in addition to or in place of certificated Series E Preferred Stock; or

                           (iii) to make any change that would provide any additional rights or benefits to the Holders of the Series E Preferred Stock or that does not adversely affect the legal rights or benefits under this Certificate of Designations of any such Holder.

                  7.       Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder of Series E Preferred Stock shall have the right to require the Corporation to repurchase all or any part of such Holder's shares of Series E Preferred Stock (a "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate Liquidation Preference thereof plus accrued and unpaid dividends, if any, thereon to the date of purchase (the "Change of Control Payment").

                  (b) The Change of Control Offer shall include all instructions and materials necessary to enable Holders to tender their shares of Series E Preferred Stock.

                  (c) The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the shares of Series E Preferred Stock as a result of a Change of Control.

                  (d) Within 30 days following any Change of Control, the Corporation shall mail a notice to each Holder stating:

                           (i) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Series E Preferred Stock tendered will be accepted for payment;

                           (ii) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                           (iii)            that any share of Series E
         Preferred Stock not tendered will continue to accrue dividends;

                           (iv) that, unless the Corporation fails to pay the Change of Control Payment, all shares of Series E Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                           (v) that Holders electing to have any shares of Series E Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the shares of Series E Preferred Stock, with the form entitled "Option of Holder to Elect Purchase" which shall be included with the Notice of Change of Control completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Series E Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such shares purchased; and

                           (vii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control).

                  (e) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment all shares of Series E Preferred Stock properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all shares of Series E Preferred Stock so tendered and (iii) deliver or cause to be delivered to the Transfer Agent shares of Series E Preferred Stock so accepted together with an Officers' Certificate stating the aggregate Liquidation Preference of the shares of Series E Preferred Stock or portions thereof being purchased by the Corporation. The Paying Agent shall promptly mail to each Holder of Series E Preferred Stock so tendered the Change of Control Payment for such Series E Preferred Stock and the Transfer Agent will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new certificate representing the shares of Series E Preferred Stock equal in Liquidation Preference amount to any unpurchased portion of the shares of Series E Preferred Stock surrendered, if any. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (f) Prior to complying with the provisions of this Section 7, but in any event within 90 days following a Change of Control, the Corporation shall either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of Series E Preferred Stock required by this Section 7. If the Corporation fails to make such repayment or obtain such consents within such time period, it will result in a Voting Rights Triggering Event, but the obligation to commence and consummate a Change of Control Offer will be suspended until such repayment is made or such consents are obtained. If such consents are not obtained, the Corporation will not repurchase any Series E Preferred Stock until the 91st day following the retirement of the New Notes. The Corporation will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (g) The Corporation shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Change of Control Offer made by the Corporation and purchases all shares of Series E Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

                  8.       Certain Covenants.

                  (a)      Restricted Payments.    The Corporation shall not,
and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Corporation's Parity Securities or Junior Securities (including, without limitation, any payment in connection with any merger or consolidation involving the Corporation) or to the direct or indirect holders of the Corporation's Parity Securities or Junior Securities in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Corporation); (ii) purchase, redeem or otherwise acquire or retire for value any Parity Securities or Junior Securities of the Corporation; (iii) make any payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Junior Securities, except payments of the Liquidation Preference thereof at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

                           (a) no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof; and

                           (b) the Corporation would, at the time of such
                  Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth below under Section 8(b) hereof; and

                           (c) such Restricted Payment, together with the
                  aggregate amount of all other Restricted Payments declared or made after the Initial Issue Date (other than Restricted Payments permitted by clauses (2), (5), (6) or (10) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Corporation's Consolidated Cash Flow from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Corporation's Consolidated Interest Expense from the Initial Issue Date to the end of the Corporation's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Corporation from the issue or sale after the Initial Issue Date of Equity Interests of the Corporation (other than (i) sales of Disqualified Stock and
                  (ii) Equity Interests sold to any of the Corporation's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Corporation that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the Initial Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         If no Voting Rights Triggering Event shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Certificate of Designations; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Corporation in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Corporation) of other Equity Interests of the Corporation (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the shares of Series D Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date; (5) the issuance of Series D Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by
Section 8(b) hereof; (6) the issuance of Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by
Section 8(b) hereof; (7) in the event that the Corporation elects to issue the Series D Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series

D Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (8) in the event that the Corporation elects to issue Exchange Debentures in exchange for Series E Preferred Stock, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (9) payments made by the Corporation to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, as amended from time to time, to the extent that such payment do not exceed the amount of payments which have been due if calculated in accordance with the terms of the Shared Facilities Agreement as in effect on the Initial Issue Date; (10) payments by the Corporation pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the Initial Issue Date; and (11) the redemption by the Corporation of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Initial Issue Date.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Board of Directors) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Corporation or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Corporation shall deliver to the Board of Directors an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Corporation's latest available financial statements.

                  (b) Incurrence of Indebtedness and Issuance of Preferred Stock. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Corporation will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Corporation may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (ii) (A) the Subsidiaries may guarantee Senior Debt and (B) the Subsidiaries may issue Preferred Stock other than Disqualified Stock if, in either case, the Corporation's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or the Guarantee of such Senior Debt or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance or Guarantee as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Corporation for which internal financial statements are available, would have been no greater than 7.0 to 1.

         The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

         (i) the incurrence by the Corporation and its Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to $225.0 million;

        (ii) the incurrence by the Corporation and its Subsidiaries of the Existing Indebtedness;

       (iii) Indebtedness under the Exchange Debentures;

        (iv) the issuance of Disqualified Stock by the Corporation that by its terms would not require or permit any payment of dividends or other distributions that would violate the covenant Section 8(a) above;

         (v) the incurrence by the Corporation or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Corporation or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Corporation or one of its Subsidiaries; and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Corporation's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1;

         (vi) the incurrence by the Corporation or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Certificate of Designation to be incurred;

         (vii) the incurrence by the Corporation or any of its Subsidiaries of intercompany Indebtedness between or among the Corporation and any of its Subsidiaries; provided, however, that (i) if the Corporation is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Subsidiary, as the case may be;

         (viii) the incurrence by the Corporation or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Certificate of Designations to be outstanding; and

         (ix) the incurrence by the Corporation and any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

                  (c) Merger, Consolidation or Sale of Assets. The Corporation shall not consolidate or merge with or into (whether or not the Corporation is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Corporation is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Corporation) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any states, any state thereof or the District of Columbia; (ii) the Series E Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Series E Preferred Stock had immediately prior to such transaction; (iii) immediately after such transaction no Voting Rights Triggering Event exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Corporation with or into a Wholly Owned Subsidiary of the Corporation, the Corporation or the entity or Person formed by or surviving any such consolidation or merger (if other than the Corporation), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio set forth in Section 8(b) hereof.

                  (d) Transactions with Affiliates. The Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (ii) the Corporation delivers to the Holders (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Corporation and/or its wholly-owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Corporation and SCMC as in effect on the Initial Issue Date, (4) payments required by the terms of the joint lease among the Corporation, SCMC and the landlord thereunder for the Corporation's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the Initial Issue Date, (5) payments made by the Corporation to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement, (6) payments by the Corporation pursuant to the Management Termination Agreements and (7) any Permitted Investments, in each case, shall not be deemed to be Affiliate Transactions.

                  (e) Payments for Consent. Neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of any Series E Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Certificate of Designations or the Series E Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Series E Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (f)      Reports.

                           (i) Whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any shares of Series E Preferred Stock are outstanding, the Corporation shall furnish to the Holders of Series E Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Corporation were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Corporation shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                           (ii) The Corporation shall deliver to the Holders, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Corporation and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Corporations has kept, observed, performed and fulfilled its obligations under this Certificate of Designations and further stating, as to each such officer signing such certificate, that to the best of his or her knowledge the Corporation has kept, observed, performed and fulfilled each and every covenant contained in this Certificate of Designations and is not in default in the performance or observance of any of the terms, provisions and conditions of this Certificate of Designations (or, if any such default shall have occurred, describing all such defaults of which he or she may have knowledge and what action the Corporation is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Liquidation Preference of or dividends, if any, on the Series E Preferred Stock is prohibited or if such event has occurred, a description of the event and what action the Corporation is taking or proposes to take with respect thereto.

                           (iii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 8(c)(i) above shall be accompanied by a written statement of the Corporation's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Corporation has violated any provisions of this Certificate of Designations or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (iv) The Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, deliver to the Holders, forthwith upon any Executive Officer of the Corporation becoming aware of any default under this Certificate of Designations, an Officers' Certificate specifying such default and what action the Corporation is taking or proposes to take with respect thereto.

                  (g) Conflicts with By-laws. If any provisions of the Corporation's By-laws conflict in any way with this Certificate of Designations, the Corporation shall, so long as any of the shares of Series E Preferred Stock are outstanding, take all necessary actions to amend such By-laws and thereby resolve the conflict.

                  9.       Payment.

                  (a) All amounts payable in cash with respect to the Series E Preferred Stock shall be payable in United States dollars at the office or agency of the Corporation maintained for such purpose within the City and State of New York or, at the option of the Corporation, payment of dividends may be made by check mailed to the Holders of the Series E Preferred Stock at their respective addresses set forth in the register of Holders of Series E Preferred Stock maintained by the Transfer Agent, provided that all cash payments with respect to the Global Shares (as defined below) and shares of Series E Preferred Stock the Holders of which have given wire transfer instructions to the Corporation will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Corporation, the Corporation's office or agency in New York shall be the office of the Paying Agent maintained for such purpose.

                  (b) Any payment on the Series E Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

                  (c) The Corporation has initially appointed the Transfer Agent to act as the Paying Agent. The Corporation may at any time terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that until the Series E Preferred Stock has been delivered to the Corporation for cancellation, or moneys sufficient to pay the Liquidation Preference and accrued dividends on the Series E Preferred Stock have been made available for payment and either paid or returned to the Corporation as provided in this Certificate of Designations, it shall maintain an office or agency in the Borough of Manhattan, The City of New York for surrender of Series E Preferred Stock.

                  (d) Dividends payable on the Series E Preferred Stock on any redemption date or repurchase date that is a Dividend Payment Date will be paid to the Holders of record as of the immediately preceding Record Date.

                  (e) All moneys deposited with any Paying Agent or then held by the Corporation in trust for the payment of the Liquidation Preference and dividends on any shares of Series E Preferred Stock which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the Corporation, and the Holder of such shares of Series E Preferred Stock will thereafter look only to Corporation for payment thereof.

                  10.      Officers' Certificate.

                  Each Officers' Certificate provided for in this Certificate of Designations shall include:

                  (a) a statement that the officer making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such officer, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such officer, such condition or covenant has been satisfied.

                  11.      Exclusion of Other Rights.

                  Except as may otherwise be required by law, the shares of Series E Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Certificate of Incorporation. The shares of Series E Preferred Stock shall have no preemptive or subscription rights.

                  12.      Headings of Subdivisions.

                  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

                  13.      Severability of Provisions.

                  If any voting powers, preferences and relative, participating, optional and other special rights of the Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series E Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

                  14.      Form of Securities.

                  (a) The Series E Preferred Stock shall initially be issued in the form of one or more Global Preferred Shares (the "Global Shares"). The Global Shares shall be deposited on the Initial Issue Date with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to as the "Global Share Holder").

                  (b) So long as the Global Share Holder is the registered owner of any Series E Preferred Stock, the Global Share Holder will be considered the sole Holder under this Certificate of Designations of any shares of Series E Preferred Stock evidenced by the Global Shares. Beneficial owners of shares of Series E Preferred Stock evidenced by the Global Shares shall not be considered the owners or Holders thereof under this Certificate of Designations for any purpose. The Corporation shall not have any responsibility or liability for any aspect of the records of the Depositary relating to the Series E Preferred Stock.

                  (c) Payments in respect of the Liquidation Preference, dividends on any Series E Preferred Stock registered in the name of the Global Share Holder on the applicable record date shall be payable by the Corporation to or at the direction of the Global Share Holder in its capacity as the registered Holder under this Certificate of Designations. The Corporation may treat the persons in whose names Series E Preferred Stock, including the Global Shares, are registered as the owners thereof for the purpose of receiving such payments. The Corporation does not have nor will have any responsibility or liability for the payments of such amounts to beneficial holders of Series E Preferred Stock.

                  (d) Any person having a beneficial interest in a Global Share may, upon request to the Corporation, exchange such beneficial interest for Series E Preferred Stock in the form of registered definitive certificates ("Certificated Securities"). Upon any such issuance, the Corporation shall register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). If (i) the Corporation notifies the Holders in writing that the Depositary is no longer willing or able to act as a depositary and the Corporation is unable to locate a qualified successor within 90 days or (ii) the Corporation, at its option, notifies the Holders in writing that it elects to cause the issuance of Series E Preferred Stock in the form of Certificated Securities, then, upon surrender by the Global Share Holder of its Global Shares, Series E Preferred Stock in such form will be issued to each person that the Global Share Holder and the Depositary identify as being the beneficial owner of the related Series E Preferred Stock.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by Robert F.X. Sillerman, Executive Chairman, and attested by Howard J. Tytel, its secretary, this __ day of January, 1997.



                                                     SFX BROADCASTING, INC.




                                                     By:
                                                        -----------------------
                                                         Robert F.X. Sillerman
                                                         Executive Chairman


ATTEST:


By:
   --------------------------
    Howard J. Tytel
    Secretary

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
















                             SFX BROADCASTING, INC.

                12 5/8% SUBORDINATED EXCHANGE DEBENTURES DUE 2006

                               -----------------

                                   INDENTURE

                          Dated as of ______ __, ____

                               -----------------










                               -----------------


                               -----------------

                                    Trustee


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                     CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                                   Indenture Section
310 (a)(1).....................................................................             7.10
     (a)(2)....................................................................             7.10
     (a)(3) ...................................................................             N.A.
     (a)(4)....................................................................             N.A.
     (a)(5)....................................................................             7.10
     (b) ......................................................................             7.10
     (c) ......................................................................             N.A.
311 (a) .......................................................................             7.11
     (b) ......................................................................             7.11
     (c) ......................................................................             N.A.
312 (a)........................................................................             2.05
     (b).......................................................................            11.03
     (c) ......................................................................            11.03
313 (a) .......................................................................             7.06
     (b)(1) ...................................................................             N.A.
     (b)(2) ...................................................................             7.06
     (c) ......................................................................       7.06;11.02
     (d).......................................................................             7.06
314 (a) .......................................................................        4.03;4.04
     (b) ......................................................................              N.A
     (c)(1) ...................................................................            11.04
     (c)(2) ...................................................................            11.04
     (c)(3) ...................................................................             N.A.
     (d).......................................................................             N.A.
     (e)  .....................................................................            11.05
     (f).......................................................................             N.A.
315 (a)........................................................................       7.02,11.02
     (b).......................................................................       7.05,11.02
     (c)  .....................................................................             7.01
     (d).......................................................................             7.01
     (e).......................................................................             6.11
316 (a)(last sentence) ........................................................             2.09
     (a)(1)(A).................................................................             6.05
     (a)(1)(B) ................................................................             6.04
     (a)(2) ...................................................................             N.A.
     (b) ......................................................................             6.07
     (c) ......................................................................             N.A.
317 (a)(1) ....................................................................             6.08
     (a)(2)....................................................................             6.09
     (b) ......................................................................             2.04
318 (a)........................................................................            11.01
     (b).......................................................................             N.A.
     (c).......................................................................            11.01
N.A. means not applicable.



*This Cross-Reference Table is not part of the Indenture.

                                        TABLE OF CONTENTS

                                                                                             Page

                                            ARTICLE 1
                                  DEFINITIONS AND INCORPORATION
                                          BY REFERENCE
         Section 1.01.      Definitions.......................................................  1
         Section 1.02.      Other Definitions................................................. 12
         Section 1.03.      Incorporation by Reference of Trust Indenture Act................. 12
         Section 1.04.      Rules of Construction............................................. 13

                                            ARTICLE 2
                                     THE EXCHANGE DEBENTURES
         Section 2.01.      Form and Dating................................................... 13
         Section 2.02.      Execution and Authentication...................................... 14
         Section 2.03.      Registrar and Paying Agent........................................ 14
         Section 2.04.      Paying Agent to Hold Money in Trust............................... 15
         Section 2.05.      Holder Lists...................................................... 15
                  ............................................................................ 15
         Section 2.06.      Replacement Exchange Debentures................................... 15
         Section 2.07.      Outstanding Exchange Debentures................................... 15
         Section 2.08.      Treasury Exchange Debentures...................................... 16
         Section 2.9.       Temporary Exchange Debentures..................................... 16
         Section 2.10.      Cancellation...................................................... 16
         Section 2.11.      Defaulted Interest................................................ 17

                                           ARTICLE 3
                                    REDEMPTION AND PREPAYMENT
         Section 3.01.      Notices to Trustee................................................ 17
         Section 3.02.      Selection of Exchange Debentures to Be Redeemed................... 17
         Section 3.03.      Notice of Redemption.............................................. 18
         Section 3.04.      Effect of Notice of Redemption.................................... 19
         Section 3.05.      Deposit of Redemption or Purchase Price........................... 19
         Section 3.06.      Exchange Debentures Redeemed or Purchased in Part................. 19
         Section 3.07.      Optional Redemption............................................... 19
         Section 3.08.      Mandatory Redemption.............................................. 20

                                            ARTICLE 4
                                            COVENANTS
         Section 4.01.      Payment of Exchange Debentures.................................... 20
         Section 4.02.      Maintenance of Office or Agency................................... 20
         Section 4.03.      Reports........................................................... 21
         Section 4.04.      Compliance Certificate............................................ 21
         Section 4.05.      Taxes............................................................. 22
         Section 4.06.      Stay, Extension and Usury Laws.................................... 22
         Section 4.07.      Restricted Payments............................................... 22
         Section 4.08.      Incurrence of Indebtedness and Issuance of Preferred
                            Stock............................................................. 24
         Section 4.09.      Transactions with Affiliates...................................... 25
         Section 4.10.      Continued Existence............................................... 26
         Section 4.11.      Offer to Repurchase Upon Change of Control........................ 26

                                              i






         Section 4.12.      Payments For Consent.............................................. 27
         Section 4.13.      Asset Sales....................................................... 27
         Section 4.14       Liens............................................................. 29
         Section 4.15       Dividend and Other Payment Restrictions Affecting
                            Subsidiaries.
         Section 4.16       No Senior Subordinated Debt.
         Section 4.18       Limitation on Issuances and Sales of Capital Stock of
                            Wholly Owned Subsidiaries......................................... 30
         Section 4.19       Business Activities............................................... 30
         Section 5.01.      Merger, Consolidation, or Sale of Assets.......................... 30
         Section 5.02.      Successor Corporation Substituted................................. 31

                                           ARTICLE 6
                                     DEFAULTS AND REMEDIES
         Section 6.01.      Events of Default................................................. 31
         Section 6.02.      Acceleration...................................................... 33
         Section 6.03.      Other Remedies.................................................... 33
         Section 6.04.      Waiver of Past Defaults........................................... 34
         Section 6.05.      Control by Majority............................................... 34
         Section 6.06.      Limitation on Suits............................................... 34
         Section 6.07.      Rights of Holders of Exchange Debentures to Receive
                            Payment........................................................... 35
         Section 6.08.      Collection Suit by Trustee........................................ 35
         Section 6.09.      Trustee May File Proofs of Claim.................................. 35
         Section 6.10.      Priorities........................................................ 36
         Section 6.11.      Undertaking for Costs............................................. 36

                                           ARTICLE 7
                                            TRUSTEE
         Section 7.01.      Duties of Trustee................................................. 36
         Section 7.02.      Rights of Trustee................................................. 37
         Section 7.03.      Individual Rights of Trustee...................................... 38
         Section 7.04.      Trustee's Disclaimer.............................................. 38
         Section 7.05.      Notice of Defaults................................................ 38
         Section 7.06.      Reports by Trustee to Holders of the Exchange
                            Debentures........................................................ 38
         Section 7.07.      Compensation, Reimbursement and Indemnity......................... 39
         Section 7.08.      Replacement of Trustee............................................ 40
         Section 7.09.      Successor Trustee by Merger, etc.................................. 41
         Section 7.10.      Eligibility; Disqualification..................................... 41
         Section 7.11.      Preferential Collection of Claims Against Company................. 41

                                            ARTICLE 8
                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE
         Section 8.01.      Option to Effect Legal Defeasance or Covenant
                            Defeasance........................................................ 41
         Section 8.02.      Legal Defeasance and Discharge.................................... 41
         Section 8.03.      Covenant Defeasance............................................... 42
         Section 8.04.      Conditions to Legal or Covenant Defeasance........................ 42
         Section 8.05.      Deposited Money and Government Securities to be
                            Held in Trust; Other Miscellaneous Provisions..................... 43
         Section 8.06.      Repayment to the Company.......................................... 44

                                              ii





         Section 8.07.      Reinstatement..................................................... 44

                                           ARTICLE 9
                                AMENDMENT, SUPPLEMENT AND WAIVER
         Section 9.01.      Without Consent of Holders of Exchange Debentures................. 45
         Section 9.02.      With Consent of Holders of Exchange Debentures.................... 45
         Section 9.03.      Compliance with Trust Indenture Act............................... 47
         Section 9.04.      Revocation and Effect of Consents................................. 47
         Section 9.05.      Notation on or Exchange of Exchange Debentures.................... 47
         Section 9.06.      Trustee to Sign Amendments, etc................................... 47



                                           ARTICLE 10
                                          SUBORDINATION

         Section 10.01.  Agreement to Subordinate............................................. 47
         Section 10.02.  Certain Definitions.................................................. 48
         Section 10.04.  Default on Designated Senior Debt.................................... 49
         Section 10.06.  When Distribution Must Be Paid Over.................................. 50
         Section 10.07.  Notice by Company.................................................... 50
         Section 10.08.  Subrogation.......................................................... 50
         Section 10.09.  Relative Rights...................................................... 50
         Section 10.10.  Subordination May Not Be Impaired by Company......................... 51
         Section 10.11.  Distribution or Notice to Representative............................. 51
         Section 10.12.  Rights of Trustee and Paying Agent................................... 51
         Section 10.13.  Authorization to Effect Subordination................................ 52
         Section 10.14.  Amendments........................................................... 52
         Section 11.01.  Trust Indenture Act Controls......................................... 52
         Section 11.02.  Notices.............................................................. 52
         Section 11.03.  Communication by Holders of Exchange Debentures
                      with Other Holders of Exchange Debentures............................... 53
         Section 11.04.  Certificate and Opinion as to Conditions Precedent................... 53
         Section 11.05.  Statements Required in Certificate or Opinion........................ 54
         Section 11.06.  Rules by Trustee and Agents.......................................... 54
         Section 11.07.  No Personal Liability of Directors, Officers,
                      Employees and Stockholders.............................................. 54
         Section 11.08.  Governing Law........................................................ 54
         Section 11.09.  No Adverse Interpretation of Other Agreements........................ 54
         Section 11.10.  Successors........................................................... 55
         Section 11.11.  Severability......................................................... 55
         Section 11.12.  Counterpart Originals................................................ 55
         Section 11.13.  Table of Contents, Headings, etc..................................... 55

                                            EXHIBITS

         Exhibit A          FORM OF EXCHANGE DEBENTURE

                                              iii

           INDENTURE dated as of _______ __, ____ among SFX Broadcasting, Inc., a Delaware corporation (the "Company") and ____________________, a __________
banking corporation, as trustee (the "Trustee").

           The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12 5/8% Subordinated Exchange Debentures due 2006 of the Company:


                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

           "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Advertising Business" means any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including without limitation, by way of a sale and leaseback or pursuant to an LMA or similar arrangement); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by
Section 4.11 hereof and/or Section 5.01 hereof and not by Section 4.13 hereof and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause
(i) or (ii), whether in a single transaction or a series of related transaction
(a) that have a Fair Market Value in excess of $5.0 million or (b) for aggregate net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) the Pending Dispositions, the Chancellor Exchange and the CBS Exchange, in each case as described in the Prospectus Supplement dated January 17, 1997, in all material respects, (ii) a transfer of assets by the Company or to another Wholly Owned Subsidiary, (iii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iv) a Restricted Payment that is permitted by Section 4.06 hereof and (v) sales of obsolete equipment in the ordinary course of business, will not be deemed to be Asset Sales.

           "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Bank Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against the sale of receivables ) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board" or "Board of Directors" means the Board of Directors of the Company, the members of which are elected by the equity holders of the Company.

           "Broadcast Business" means any business, the majority of whose revenues are derived from the broadcast of radio programming.

           "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

           "Closing Date" means the date on which Series E Preferred Shares are first issued.

           "Certificated Exchange Debentures" means Exchange Debentures that are in the form of the Exchange Debentures attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

           "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

           "Company" means SFX Broadcasting, Inc., a Delaware Corporation.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, less (v) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

           "Consolidated Indebtedness" of any Person as of any date of determination means the sum (without duplication) of (i) the total amount of Indebtedness and Attributable Debt of such Person and its

Subsidiaries, plus (ii) the total amount of other Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been Guaranteed by such Person or one of its Subsidiaries, plus (iii) the aggregate liquidation value or redemption amount (if larger) of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or to a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

           "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted

Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Credit Agreement" shall mean that certain credit agreement by and among the Corporation, the Corporation's Subsidiaries, as guarantors, the Bank of New York, as agent and the lenders party thereto, providing for $225 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

           "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness as of such date to (b) the Consolidated Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of calculating Consolidated Cash Flow for the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which such Ratio is being calculated (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Depositary" means, with respect to the Exchange Debentures issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Exchange Debentures, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

           "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Exchange Debentures mature.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Debenture Custodian" means the Trustee, as custodian with respect to the Exchange Debentures in global form, or any successor entity thereto.

           "Exchange Debentures" means the Company's 12 5/8% Subordinated Exchange Debentures due 2006 issuable in exchange for the Company's Series E Preferred Stock.

           "Exempt Issuances" has the meaning set forth in Section 11.06 below.

           "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Closing Date, until such amounts are repaid.

           "Existing MMR Indebtedness" means all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

           "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

           "Global Exchange Debenture" means an Exchange Debenture that contains the additional schedule referred to in footnote 1 to the form of the Exchange Debenture attached hereto as Exhibit A.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Holder" means a Person in whose name an Exchange Debenture is registered.

           "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Local Marketing Agreement" or "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or (iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

           "Management Termination Agreements" means each of (i) the termination agreement between the Company and R. Steven Hicks, dated April 16, 1996, and (ii) the amendment to the employment agreement between the Company and D. Geoffrey Armstrong, effective as of April 15, 1996, in each case, as in effect on the date hereof.

           "Material Broadcast License" means one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

           "MMR" means Multi-Market Radio, Inc., a Delaware corporation.

           "MMR Merger" means the merger of SFX Merger Company, a Wholly Owned Subsidiary of the Company, with and into MMR, pursuant to which MMR will become a Wholly Owned Subsidiary of the Company.

           "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but no loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

           "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the Offering of the Exchange Debentures by the Company.

           "Offering Circular" means the Offering Circular, dated May 22, 1996, relating to the Preferred Stock Offering.

           "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by the Board of such Person to perform functions similar to those of the officers listed in clause (a).

           "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, President or Vice President and one of whom must be the Chief Financial Officer, the Treasurer or the controller of the Company that meets the requirements of Section 12.05 hereof.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "Pari Passu Debt" means Indebtedness that ranks pari passu in right of payment with the Exchange Debentures.

           "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Company or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company; (d) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (e) any Investment received involuntarily; (f) Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $20.0 million and (g) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $15.0 million.

           "Permitted Liens" means (i) Liens securing Senior Debt of the Company or securing Indebtedness of any Subsidiary that, in either case, was permitted by the terms of the Exchange Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such assets so acquired; (v) Liens existing on the Closing Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (vii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

           "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Exchange Debentures on terms at least as favorable to the Holders of Exchange Debenture as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Debt is incurred either by the Company or by the Subsidiary who was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "Preferred Stock," of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

           "Preferred Stock Offering" means the public offering of $225,000,000 in aggregate liquidation preference of the Series E Preferred Stock.

           "Principal" means Robert F.X. Sillerman.

           "Related Party" with respect to the Principal means (A) any spouse or immediate family member (in the case of an individual) of the Principal or
(B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A).

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "SCMC" means Sillerman Communications Management Company, a Delaware corporation.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Subordinated Exchange Debentures" means the Company's 10 3/4% Senior Subordinated Exchange Debentures due 2006.

           "Series D Exchange Debentures" means the Company's 6 1/2% Subordinated Convertible Exchange Debentures due 2007 issuable in exchange for the Company's Series D Preferred Shares.

           "Series D Exchange Debenture Indenture" means the indenture governing the Company's 6 1/2% Subordinated Convertible Exchange Debentures due 2007 issuable in exchange for the Company's Series D Preferred Shares.

           "Series D Preferred Stock" means the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due May 31, 2007.

           "SFX Merger Company" means SFX Merger Company, a Delaware corporation.

           "Shared Facilities Agreement" means the Shared Facilities Agreement between the Company and SCMC, as in effect on the date hereof.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss. 77aaa-77bbbb) as amended as in effect on the date of this Indenture.

           "Trading Day" with respect to either the Class A Common Stock or Exchange Debentures, as the case may be, means any day on which any market (including, without limitation, any formal or informal over the counter market) in which the applicable security is then traded and in which a quoted price may be ascertained is open for business.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. OTHER DEFINITIONS.

                                                              Defined in
                  Term                                          Section
                  ----                                        ----------
           "Affiliate Transaction" .......................        4.09
           "Change of Control Offer"......................        4.11
           "Change of Control Payment"  ..................        4.11
           "Change of Control Payment Date"...............        4.11
           "Covenant Defeasance"..........................        8.03
           "Custodian"....................................        6.01
           "Designated Senior Debt".......................       10.02
           "distribution".................................       10.02
           "DTC"..........................................        2.03
           "Event of Default".............................        6.01
           "Legal Defeasance" ............................        8.02
           "Notice of Default"............................        6.01
           "Outstanding"..................................        8.02
           "Paying Agent".................................        2.03
           "Payment Blockage Notice" .....................       10.04
           "Registrar"....................................        2.03
           "Representative" ..............................       10.02
           "Senior Bank Debt".............................       10.02
           "Senior Debt"..................................       10.02

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Exchange Debentures;

           "indenture security Holder" means a Holder of an Exchange Debenture;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Exchange Debentures means the Company and any successor obligor upon the Exchange Debentures.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)  provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                   ARTICLE 2
                            THE EXCHANGE DEBENTURES

SECTION 2.01. FORM AND DATING.

           The Exchange Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Exchange Debenture shall be dated the date of its authentication. The Exchange Debentures shall be in all appropriate denominations.

           The terms and provisions contained in the Exchange Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Exchange Debentures issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnote 1 thereto). Exchange Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto). Each Global Exchange Debenture shall represent such of the outstanding Exchange Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Exchange Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Exchange Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Exchange Debenture to reflect the amount of any increase or decrease in the amount of outstanding Exchange Debentures represented thereby shall be made by the Trustee or the Exchange Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

           An Officer of the Company shall sign the Exchange Debentures for the Company by manual or facsimile signature.

           If an Officer whose signature is on an Exchange Debenture no longer holds that office at the time an Exchange Debenture is authenticated, the Exchange Debenture shall nevertheless be valid.

           An Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Exchange Debenture has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Exchange Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Exchange Debentures. The aggregate principal amount of Exchange Debentures outstanding at any time may not exceed such amount.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Exchange Debentures. An authenticating agent may authenticate Exchange Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

           The Company shall maintain an office or agency where Exchange Debentures may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Exchange Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Exchange Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Exchange Debentures.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Exchange Debenture Custodian with respect to the Global Exchange Debentures.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or interest on the Exchange Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Exchange Debentures.

SECTION 2.05. HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Exchange Debentures and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. REPLACEMENT EXCHANGE DEBENTURES.

           If any mutilated Exchange Debenture is surrendered to the Trustee or either of the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Exchange Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Exchange Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Exchange Debenture is replaced. The Company may charge for their expenses in replacing an Exchange Debenture.

           Every replacement Exchange Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Exchange Debentures duly issued hereunder.

SECTION 2.07. OUTSTANDING EXCHANGE DEBENTURES.

           The Exchange Debentures outstanding at any time are all the Exchange Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Exchange Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.07 as not outstanding. Except as set forth in Section 2.09 hereof, a Exchange Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Exchange Debenture.

           If an Exchange Debenture is replaced pursuant to Section 2.06 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Exchange Debenture is held by a bona fide purchaser.

           If the principal amount of any Exchange Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern Time on a redemption date or maturity date, money sufficient to pay the Exchange Debentures payable on that date, then on and after that date such Exchange Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.08. TREASURY EXCHANGE DEBENTURES.

           In determining whether the Holders of the required principal amount of Exchange Debentures have concurred in any direction, waiver or consent, Exchange Debentures owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Exchange Debentures that the Trustee knows are so owned shall be so disregarded. The Company agrees to notify the Trustee of the existence of any Exchange Debentures owned by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 2.9. TEMPORARY EXCHANGE DEBENTURES.

           Until Certificated Exchange Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Exchange Debentures upon a written order of the Company signed by two Officers of the Company. Temporary Exchange Debentures shall be substantially in the form of Certificated Exchange Debentures but may have variations that the Company considers appropriate for temporary Exchange Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Exchange Debentures in exchange for temporary Exchange Debentures.

           Holders of temporary Exchange Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.10. CANCELLATION.

           The Company at any time may deliver Exchange Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Exchange Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Exchange Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Exchange Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Exchange Debentures shall be delivered to the Company unless the Company directs the Trustee to return the Exchange Debentures to the Company upon written order signed by an Officer of the Company. The Company may not issue new Exchange Debentures to replace Exchange Debentures that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.11. DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Exchange Debentures, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Exchange Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Exchange Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, such interest may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Debentures may be listed, and upon such notice as may be required by such exchange.


                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

           If the Company redeems Exchange Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Exchange Debentures to be redeemed and (iv) the redemption price.

           If the Company is required to make an offer to purchase Exchange Debentures pursuant to the provisions of Section 4.11 hereof, it shall furnish to the Trustee an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the purchase shall occur, (ii) the purchase date,
(iii) the principal amount of Exchange Debentures to be purchased, (iv) the purchase price and (v) a statement to the effect that a Change of Control has occurred and the conditions set forth in Section 4.11 have been satisfied, as applicable.

SECTION 3.02. SELECTION OF EXCHANGE DEBENTURES TO BE REDEEMED.

           If less than all of the Exchange Debentures are to be redeemed at any time, the Trustee shall select the Exchange Debentures to be redeemed among the Holders of the Exchange Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Exchange Debentures are listed or, if the Exchange Debentures are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Exchange Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Exchange Debentures not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Exchange Debentures selected for redemption and, in the case of any Exchange Debenture selected for partial redemption, the principal amount thereof to be redeemed. Exchange Debentures and portions of Exchange Debentures selected shall be in amounts of $100 or whole multiples of $100; except that if all of the Exchange Debentures of a Holder are to be redeemed, the entire outstanding amount of Exchange Debentures held by such Holder, even if not a multiple of $100, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Exchange Debentures called for redemption also apply to portions of Exchange Debentures called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

           At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Exchange Debentures are to be redeemed at its registered address.

           The notice shall identify the Exchange Debentures to be redeemed and shall state:

           (a)        the redemption date;

           (b)        the redemption price;

           (c) if any Exchange Debenture is being redeemed in part, the portion of the principal amount of such Exchange Debenture to be redeemed and that, after the redemption date upon surrender of such Exchange Debenture, a new Exchange Debenture or Exchange Debentures in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Exchange Debenture;

           (d)        the name and address of the Paying Agent;

           (e) that Exchange Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment and interest on Exchange Debentures called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Exchange Debentures and/or Section of this Indenture pursuant to which the Exchange Debentures called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Exchange Debentures.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least

45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Exchange Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

           On or prior to 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Exchange Debentures to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest, if any, on all Exchange Debentures to be redeemed or purchased.

           If Exchange Debentures called for redemption or tendered in a Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest on all Exchange Debentures to be redeemed or purchased, on and after the applicable redemption or purchase date, interest ceases to accrue on the Exchange Debentures or the portions of Exchange Debentures called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such Exchange Debentures are actually surrendered). If an Exchange Debenture is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Exchange Debenture was registered at the close of business on such record date. If any Exchange Debenture called for redemption or subject to a Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Exchange Debentures and in Section 4.01 hereof.

SECTION 3.06. EXCHANGE DEBENTURES REDEEMED OR PURCHASED IN PART.

           Upon surrender of an Exchange Debenture that is redeemed or purchased in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Exchange Debenture equal in principal amount to the unredeemed or unpurchased portion of the Exchange Debenture surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

           The Exchange Debentures are not redeemable, in whole or in part, at the Company's option prior to January 15, 2002. On or after January 15, 2002, the Company may redeem all or any portion of the Exchange Debentures at a redemption price (expressed as a percentage of the principal amount thereof), as set forth in the immediately succeeding paragraph, plus accrued and unpaid interest to the redemption date.

           The redemption price as a percentage of the principal amount shall be as follows, if the Exchange Debentures are redeemed during the 12-month period commencing on January 15 of the year set forth below, plus, in each case, accrued interest thereon to the redemption date:

      YEAR                                                  PERCENTAGE
      ----                                                  ----------
      2002.................................................  106.313%
      2003.................................................  104.734%
      2004.................................................  103.156%
      2005.................................................  101.578%
      2006 and thereafter..................................  100.000%

      In addition, prior to January 15, 2000, the Company may, at its option, redeem up to 50% of the aggregate of (i) the Liquidation Preference of the Series E Preferred Stock issued (whether issued or issued in lieu of cash dividends) less the Liquidation Preference of Series E Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued (whether issued in exchange for Series E Preferred Stock of in lieu of cash interest), with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Series E Preferred Stock at a redemption price of 112.625% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends in the case of Series E Preferred Stock and accrued and unpaid interest in the case of Exchange Debentures; provided, that after any such redemption, if any Series E Preferred Stock or Exchange Debentures remain outstanding, at least $50 million in Liquidation Preference or principal amount, as applicable, of the Series E Preferred Stock or Exchange Debentures, as the case may be, remain outstanding; and provided further, that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of the Corporation.

SECTION 3.08. MANDATORY REDEMPTION.

        The Company shall not be required to make mandatory redemption payments with respect to the Exchange Debentures.







                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. PAYMENT OF EXCHANGE DEBENTURES.

           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Exchange Debentures on the dates and in the manner provided in the Exchange Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Exchange Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Exchange Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Exchange Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Exchange Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

SECTION 4.03. REPORTS.

           Whether or not required by the rules and regulations of the SEC, so long as any Exchange Debentures are outstanding, the Company shall furnish to the Trustee and to the Holders of Exchange Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

SECTION 4.04. COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year (which fiscal year, as of the date hereof, ends on December 31), an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Exchange Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Exchange Debentures are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

           The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Exchange Debentures.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. RESTRICTED PAYMENTS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Exchange Debentures, except at final maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

           (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and

           (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section 4.08 hereof; and

           (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the Closing Date (other than Restricted Payments permitted by clauses (2), (5), (7) or
      (12) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Company's Consolidated Cash Flow from the Closing Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Company's Consolidated Interest Expense from the Closing Date to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Company from the issue or sale after the Closing Date of Equity Interests of the Company (other than (i) sales of Disqualified Stock and (ii) Equity Interests sold to any of the Company's Subsidiaries) plus (3) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

      If no Default or Event of Default shall have occurred and be continuing as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

(3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the payment of dividends on the Series D Preferred Stock in accordance with the terms thereof as in effect on the Closing Date; (5) the issuance of Series D Exchange Debentures in exchange for the Series D Preferred Stock; provided that such issuance is permitted by Section 4.08 hereof; (6) in the event that the Company elects to issue the Series D Exchange Debentures in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Series D Exchange Debentures having a face amount less than $50 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (7) the payment of dividends on the Series E Preferred Shares in accordance with the terms thereof as in effect on the Closing Date; (8) the issuance of additional Exchange Debentures in exchange for the Series E Preferred Stock; provided that such issuance is permitted by Section 4.08 hereof; (9) in the event that the Company elects to issue Exchange Debentures in exchange for Series E Preferred Shares, cash payments made in lieu of the issuance of Exchange Debentures having a face amount less than $1,000 and any cash payments representing accrued and unpaid dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (10) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;
(11) payments made by the Company to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement in accordance with the terms thereof as in effect on the date of this Indenture;
(12) payments by the Company pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the date of this Indenture; and (13) the redemption by the Company of its Series C Preferred Stock in accordance with the terms thereof as in effect on the Closing Date.

      The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.


SECTION 4.08. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (i) the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (ii) (A) the Subsidiaries may Guarantee Senior Debt and (B) the Subsidiaries may issue Preferred Stock (other than Disqualified Stock) if, in either case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or the Guarantee of such Senior Debt or the issuance of such Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance or Guarantee as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than 7.0 to 1.

      The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

      (i) the incurrence by the Company and its Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to $225.0 million;

      (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

      (iii)  Indebtedness under the Exchange Debentures;

      (iv) the issuance of Disqualified Stock by the Company that by its terms would not require or permit any payment of dividends or other distributions that would violate Section 4.07 hereof;

      (v) the incurrence by the Company or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries; and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1;

      (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the terms of this Indenture to be incurred;

      (vii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Exchange Debentures and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and
(B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

      (viii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

      (ix) the incurrence by the Company and any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

SECTION 4.09. TRANSACTIONS WITH AFFILIATES.

           The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of Exchange Debentures of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (2) the redemption or repurchase of the Existing MMR Indebtedness, (3) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Company and SCMC as in effect on the date hereof, (4) payments required by the terms of the joint lease among the Company, SCMC and the landlord thereunder for the Company's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the date hereof, (5) payments made by the Company to SCMC for the facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreements, (6) payments by the Company pursuant to the Management Termination Agreements and (7) any Restricted Payments and Permitted Investments that are permitted by Section 4.07 hereof, in each case, shall not be deemed to be Affiliate Transactions.

SECTION 4.10. CONTINUED EXISTENCE.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate, partnership, limited liability company or other existence, and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and any of their respective Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Subsidiaries, if the respective Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its respective Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Exchange Debentures.

SECTION 4.11. OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

           (a) Upon the occurrence of a Change of Control, each Holder of Exchange Debentures shall have the right to require the Company to repurchase all or any part of such Holder's Exchange Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to

101% of the principal amount thereof plus, accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment").

           (b) Within 10 days following any Change of Control, the Company shall mail a notice to each Holder, with a copy to the Trustee, stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Exchange Debentures tendered shall be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Exchange Debenture not tendered shall continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Exchange Debentures accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, after the Change of Control Payment Date; (5) that Holders electing to have any Exchange Debentures purchased pursuant to a Change of Control Offer shall be required to surrender the Exchange Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (6) that Holders whose Exchange Debentures are being purchased only in part shall be issued new Exchange Debentures equal in principal amount to the unpurchased portion of the Exchange Debentures surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures in connection with a Change of Control.

           (c) On or prior to 10:00 a.m. Eastern Time on the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Exchange Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Debentures or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Exchange Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Exchange Debentures so tendered the Change of Control Payment for such Exchange Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Exchange Debenture equal in principal amount to any unpurchased portion of the Exchange Debentures surrendered, if any. Prior to complying with the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Exchange Debentures required by this Section 4.09. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

           (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company, and purchases all Exchange Debentures validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.12. PAYMENTS FOR CONSENT.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Exchange Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Exchange Debentures unless such consideration is offered to be paid or is paid to all Holders of the Exchange Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.13. ASSET SALES.

      The Company shall not, and shall not permit any of its Subsidiaries to, engage in any Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Exchange Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Debentures or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt (and to correspondingly reduce commitments with respect thereto, in the case of Senior Debt that is revolving debt), or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the Broadcast Business or businesses reasonably related thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Exchange Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Exchange Debentures and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer"), to purchase the maximum principal amount of Exchange Debentures and any such Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Exchange Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Exchange Indenture. To the extent that the aggregate amount of Exchange Debentures and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Exchange Debentures and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Exchange Trustee shall select the Exchange Debentures and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

      Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise dispose of (as evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Exchange Trustee) and (ii) at least 75% of the consideration for such Asset Sale constitutes assets or other property of a kind usable by the Company and its Subsidiaries in the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries on the date of the Exchange Indenture; provided that any consideration not constituting assets or property of a kind usable by the Company and its Subsidiaries in the business conducted by them on the date of such Asset Sale received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the two succeeding paragraphs.

SECTION 4.14 LIENS.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Senior Debt) on any asset now owned or hereafter acquired, or on any income or profits therefrom, except Permitted Liens.

SECTION 4.15 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to
(i)(x) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt, provided that all such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Closing Date, (c) the New Note Indenture, the New Notes and the subsidiary guarantees thereof, (d) the Exchange Indenture and the Exchange Debentures, (e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Exchange Indenture to be incurred, (g) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.16 NO SENIOR SUBORDINATED DEBT.

      The Company shall not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures.

SECTION 4.17 SALE AND LEASEBACK TRANSACTIONS

      The Company shall not, and shall not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness (other than Permitted Debt) in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of Section
4.08 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.14 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Exchange Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.13 hereof.

SECTION 4.18 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES.

      The Company (i) shall not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.13 hereof and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company; provided that the Subsidiaries of the Company may issue Preferred Stock (other than Disqualified Stock) in accordance with Section 4.08 hereof.

SECTION 4.19 BUSINESS ACTIVITIES.

      The Company shall not, and shall not permit any Subsidiary to, engage in any business other than (i) the Broadcast Business and such business activities as are incidental or related thereto and (ii) such other businesses as the Company or its Subsidiaries are engaged in on the Closing Date.

                                   ARTICLE 5
                                   SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Exchange Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio set forth in the first paragraph of the covenant described under Section 4.08 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and , if any, on the Exchange Debentures except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

           Each of the following constitutes an "Event of Default":

                (i) a default for 30 days in the payment when due of interest on, the Exchange Debentures (whether or not prohibited by Article 10 hereof);

                (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by Article 10 hereof);

                (iii) the failure by the Company to comply with the provisions described under Sections 4.07, 4.08, 4.09, 4.10 and 5.01 hereof;

                (iv) the failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Exchange Debentures;

                (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

                (vi) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                (vii) the Company, any Significant Subsidiary of the Company or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                      (a)       commences a voluntary case,

                      (b) consents to the entry of an order for relief against it in an involuntary case,

                      (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (d) makes a general assignment for the benefit of its creditors, or

                      (e) generally is not paying its debts as they become due; or

                (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (a) is for relief against the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

                      (b) appoints a Custodian of the Company, any of its
                Significant Subsidiaries, or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, any of its Significant

                Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

                      (c) orders the liquidation of the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary;

           and the order or decree remains unstayed and in effect for 60 consecutive days.

           The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      An Event of Default shall not be deemed to have occurred under clause
(iv) of this Section 6.01 until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Debentures pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Exchange Debentures, anything in this Indenture or in the Exchange Debentures to the contrary notwithstanding. If an Event of Default occurs prior to January 15, 2002 by reason of any action (or inaction) willfully taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Exchange Debentures prior to January 15, 2002, then the premium payable for purposes of this paragraph for each of the years beginning on January 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest, to the date of payment:

      Year                                              Percentage

      1997..............................................  114.204%
      1998..............................................  112.626%
      1999..............................................  111.048%
      2000..............................................  109.469%
      2001..............................................  107.891%


SECTION 6.02. ACCELERATION.

           If any Event of Default (other than an Event of Default specified in clauses (vii) or (viii) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable immediately. Upon any such declaration, the Exchange Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (vii) or (viii) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of its Subsidiaries that, taken together, would constitute a Significant Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Exchange Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

           In addition, the Company shall promptly notify holders of Senior Debt if payment of the Exchange Debentures is accelerated because of an Event of Default.

SECTION 6.03. OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest on the Exchange Debentures or to enforce the performance of any provision of the Exchange Debentures or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Exchange Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Exchange Debentures in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Exchange Debentures may by notice to the Trustee on behalf of the Holders of all of the Exchange Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on, the Exchange Debentures (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Exchange Debentures or that may involve the Trustee in personal liability and shall be entitled to the benefit of Section 7.01(c)(iii) hereof.

SECTION 6.06. LIMITATION ON SUITS.

           A Holder of a Exchange Debentures may pursue a remedy with respect to this Indenture or the Exchange Debentures only if:

           (a) the Holder of a Exchange Debentures gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Exchange Debentures or Holders of Exchange Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Exchange Debentures do not give the Trustee a direction inconsistent with the request.

A Holder of a Exchange Debentures may not use this Indenture to prejudice the rights of another Holder of a Exchange Debentures or to obtain a preference or priority over another Holder of a Exchange Debentures.

SECTION 6.07. RIGHTS OF HOLDERS OF EXCHANGE DEBENTURES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Exchange Debentures to receive payment of principal, premium and interest on the Exchange Debentures, on or after the respective due dates expressed in the Exchange Debentures (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Exchange Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel (including the allocated costs of inside counsel)) and the Holders of the Exchange Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Exchange Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Exchange Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

           If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Exchange Debentures for amounts due and unpaid on the Exchange Debentures for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Exchange Debentures for principal, premium and interest, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Exchange Debentures pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Exchange Debentures pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Exchange Debentures.


                                   ARTICLE 7
                                    TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b) Except during the continuance of an Event of Default:

           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this
Section 7.01.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by an Officer of the Company issuing such demand, request, direction or notice.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Exchange Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Exchange Debentures, it shall not be accountable for the Company's use of the proceeds from the Exchange Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Exchange Debentures or any other document in connection with the sale of the Exchange Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Exchange Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Exchange Debentures, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Exchange Debentures.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE EXCHANGE DEBENTURES.

           Within 60 days after each ______ beginning with the ______ following the date of this Indenture, and for so long as Exchange Debentures remain outstanding, the Trustee shall mail to the Holders of the Exchange Debentures a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

           A copy of each report at the time of its mailing to the Holders of Exchange Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Exchange Debentures are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Exchange Debentures are listed on any stock exchange.

SECTION 7.07. COMPENSATION, REIMBURSEMENT AND INDEMNITY.

           The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems reasonably necessary, advisable or appropriate.

           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.06 hereof), including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07 hereof) and defending itself against or investigating any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense thereof. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Exchange Debentures on all money or property held or collected by the Trustee, except any money held in trust to pay principal and interest on particular Exchange Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (vii) or (viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Exchange Debentures of a majority in principal amount of the then outstanding Exchange Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

           (a) the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any applicable Bankruptcy Law;

           (c) a Custodian or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation; or

           (d) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Exchange Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Exchange Debentures of at least 10% in principal amount of the then outstanding Exchange Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Exchange Debentures who has been a Holder of a Exchange Debentures for at least six months, fails to comply with Section 7.10 hereof, such

Holder of a Exchange Debentures may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of its succession to Holders of the Exchange Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Exchange Debentures upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Exchange Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other Obligations under such Exchange Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Exchange Debentures to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Exchange Debentures when such payments are due, (b) the Company's obligations with respect to such Exchange Debentures under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10 and 5.01 hereof with respect to the outstanding Exchange Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Exchange Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Exchange Debentures shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the "outstanding" Exchange Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01
(ii) hereof, but, except as specified above, the remainder of this Indenture and such Exchange Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(iii) through 6.01(viii) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Exchange Debentures:

      In order to exercise either Legal Defeasance or Covenant Defeasance:


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                      (a) the Company must irrevocably deposit with the
           Trustee, in trust, for the benefit of the Holders of the Exchange Debentures, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Debentures are being defeased to maturity or to a particular redemption date;

                      (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                      (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Exchange Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                      (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Section 6.01 (vii) (viii) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company);

                      (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                      (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to the rights of holders of Indebtedness other than the Exchange Debentures and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

                      (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of

           Exchange Debentures over the other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                      (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Exchange Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Exchange Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Exchange Debentures of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Exchange Debentures.

           Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. REPAYMENT TO THE COMPANY.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Exchange Debentures and remaining unclaimed for two years after such principal, and premium or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Exchange Debentures shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

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




           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Exchange Debentures, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or interest on any Exchange Debentures following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Exchange Debentures to receive such payment from the money held by the Trustee or Paying Agent.



                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF EXCHANGE DEBENTURES.

           Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Exchange Debentures without the consent of any Holder of a Exchange Debentures:

           (a) to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures;

           (c) to provide for the assumption of the Company's obligations to the Holders of the Exchange Debentures in the case of a merger or consolidation pursuant to Article 5 hereof, as applicable;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights hereunder of any Holder of Exchange Debentures; or

           (e) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

           Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF EXCHANGE DEBENTURES.

           Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture and the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Exchange Debentures then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Exchange Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or , if any, or interest on the Exchange Debentures) or compliance with any provision of this Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Exchange Debentures). Any amendment to
(a) the provisions of Article 10 hereof and (b) Section 4.11 including the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of Holders of Exchange Debentures.

           Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Exchange Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Exchange Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Exchange Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Exchange Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Exchange Debentures held by a non-consenting Holder):

           (a) reduce the principal amount of Exchange Debentures whose Holders must consent to an amendment, supplement or waiver;

           (b) reduce the principal of or change the fixed maturity of any Exchange Debentures or alter or waive any of the provisions with respect to the redemption of the Exchange Debentures (except as provided above with respect to Section 4.11 hereof);

           (c) reduce the rate of or change the time for payment of interest, including default interest, on any Exchange Debentures;

           (d) waive a Default or Event of Default in the payment of principal of or premium or interest on the Exchange Debentures (except a rescission of acceleration of the Exchange Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Exchange Debentures and a waiver of the payment default that resulted from such acceleration);

           (e) make any Exchange Debentures payable in money other than that stated in the Exchange Debentures;

           (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Exchange Debentures to receive payments of principal of or premium, if any, or interest on the Exchange Debentures;

           (g) waive a redemption payment with respect to any Exchange Debentures (except as provided above with respect to Section 4.11 hereof); or

           (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Exchange Debentures shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Exchange Debentures is a continuing consent by the Holder of a Exchange Debentures and every subsequent Holder of a Exchange Debentures or portion of a Exchange Debentures that evidences the same debt as the consenting Holder's Exchange Debentures, even if notation of the consent is not made on any Exchange Debentures. However, any such Holder of a Exchange Debentures or subsequent Holder of a Exchange Debentures may revoke the consent as to its Exchange Debentures if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF EXCHANGE DEBENTURES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Exchange Debentures thereafter authenticated. The Company in exchange for all Exchange Debentures may issue and the Trustee shall authenticate new Exchange Debentures that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or to issue a new Exchange Debentures shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amendment or supplemental Indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental Indenture until their respective Board of Directors approves it.


                                   ARTICLE 10
                                 SUBORDINATION

SECTION 10.01.  AGREEMENT TO SUBORDINATE.

           The Company agree, and each Holder by accepting a Exchange Debentures agrees, that the Indebtedness evidenced by the Exchange Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.




SECTION 10.02.  CERTAIN DEFINITIONS.

           "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Debt permitted hereunder, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

           A "distribution" may consist of cash, securities or other property, by set-off or otherwise.

           "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

           "Senior Bank Debt" means any Indebtedness outstanding under, and any other Obligations with respect to, Bank Facilities, to the extent that any such Indebtedness and other Obligations are permitted by this Indenture to be incurred.

           "Senior Debt" means (a) the Senior Bank Debt, (b) all additional Indebtedness that is permitted under this Indenture that is not by its terms pari passu with or subordinated to the Exchange Debentures, (c) all Obligations of the Company with respect to the foregoing clauses (a) and (b), including post-petition interest and (d) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith) that are permitted by this Indenture. Notwithstanding anything to the contrary in the foregoing,

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



Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions), (iii) the Series D Exchange Notes or (iv) any Indebtedness incurred in violation of this Indenture.

SECTION 10.03.  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

           Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its respective property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

           (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders of Exchange Debentures shall be entitled to receive any payment with respect to the Exchange Debentures (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Exchange Debentures to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
      8.01 hereof); and

           (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which the Holders of Exchange Debentures would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders may receive
      (i) securities that are subordinated to at least the same extent as the Exchange Debentures to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

SECTION 10.04.  DEFAULT ON DESIGNATED SENIOR DEBT.

           (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of the Exchange Debentures and may not acquire from the Trustee or any Holder any Exchange Debentures for cash or property (other than (1) securities that are subordinated to at least the same extent as the Exchange Debentures to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (2) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

           (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

           (ii) a default, other than a default specified in Section 10.04(a)(i) hereof, on Designated Senior Debt occurs and is continuing with respect to Designated Senior Debt that then permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.04 unless and until (I) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (II) all scheduled payments of principal, premium and interest on the Exchange Debentures that have come due (other than by reason of acceleration) have been paid in full in cash. No default described in this paragraph (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

           (b) The Company may and shall resume payments on and distributions in respect of the Exchange Debentures and may acquire them (a) in the case of a default described in Section 10.04(a)(i) hereof, upon the date on which the default is cured or waived and (b) in the case of a default described in section 10.04(a)(ii), the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

SECTION 10.05. ACCELERATION OF EXCHANGE DEBENTURES.

           If payment of the Exchange Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.06. WHEN DISTRIBUTION MUST BE PAID OVER.

           In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Exchange Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

           With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.07. NOTICE BY COMPANY.

           The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Exchange Debentures to violate this Article 10, but failure to give such notice shall not affect the subordination of the Exchange Debentures to the Senior Debt as provided in this Article 10.

SECTION 10.08. SUBROGATION.

           After all Senior Debt is paid in full and until the Exchange Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Exchange Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this
Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Exchange Debentures is not, as between the Company and Holders of Exchange Debentures, a payment by the Company on the Senior Debt.

SECTION 10.09. RELATIVE RIGHTS.

           This Article 10 defines the relative rights of Holders of Exchange Debentures and holders of Senior Debt. Nothing in this Indenture shall:

           (1) impair, as between the Company and Holders of Exchange Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Exchange Debentures in accordance with their terms;

           (2) affect the relative rights of Holders of Exchange Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

           (3) prevent the Trustee or any Holder of Exchange Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Exchange Debentures.

           If the Company fails because of this Article 10 to pay principal of or interest or , if any, on a Exchange Debentures on the due date, the failure is still a Default or Event of Default.

SECTION 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

           No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Exchange Debentures shall be impaired by any act or failure to act by the Company or any Holder of Exchange Debentures or by the failure of the Company or any Holder of Exchange Debentures to comply with this Indenture.

SECTION 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

           Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

           Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Exchange Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Exchange Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

           Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Exchange Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Exchange Debentures to violate this Article
10. Only the Company or a Representative may give such notice. Nothing in this
Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

           The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

SECTION 10.13. AUTHORIZATION TO EFFECT SUBORDINATION.

           Each Holder of a Exchange Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the agent under the Credit Agreement (or in the absence of such agent, the lender) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Exchange Debentures.

SECTION 10.14. AMENDMENTS.

           The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

           If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under the TIA to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 11.02. NOTICES.

           Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company:

                SFX Broadcasting, Inc.
                150 East 58th Street
                New York, New York  10155
                Telecopier No.:  (212) 753-3188
                Attention:  Howard J. Tytel, Esq.

           With a copy to:

                Baker & McKenzie
                805 Third Avenue
                New York, New York  10022
                Telecopier No.:  (212) 759-9133
                Attention: Howard Berkower, Esq.

           If to the Trustee:







           The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders of Exchange Debenture) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder of Exchange Debentures shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of Exchange Debentures or any defect in it shall not affect its sufficiency with respect to other Holders of Exchange Debentures.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders of Exchange Debentures, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF EXCHANGE DEBENTURES WITH OTHER
               HOLDERS OF EXCHANGE DEBENTURES.

           Holders of Exchange Debentures may communicate pursuant to TIA ss. 312(b) with other HolderS of Exchange Debentures with respect to their rights under this Indenture or the Exchange Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders of Exchange Debentures. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

           No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company, as applicable, under the Exchange Debentures, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Debentures by accepting a Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Debentures.

SECTION 11.08. GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE EXCHANGE DEBENTURES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

           All agreements of the Company in this Indenture and the Exchange Debentures shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

           In case any provision in this Indenture or the Exchange Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

                                            Very truly yours,


                                            SFX BROADCASTING, INC.



                                            By:
                                               --------------------------------
                                            Name:
                                            Title:



[TRUSTEE]


By:
   ---------------------------------
Name:
Title:

                                   EXHIBIT A
                          (Face of Exchange Debenture)

                12 5/8% Subordinated Exchange Debentures due 2006


                                                                CUSIP:

No.                                                             $______________


                             SFX Broadcasting, Inc.

promise to pay to ________________ or registered assigns, the principal sum of __________________ Dollars on October 31, 2006.

                         Interest Payment Dates:  January 15 and July 15

                         Record Dates: ___________ and _____________


                                                    Dated:

                                                    SFX BROADCASTING, INC.

                                                    By:________________________
                                                       Name:
                                                       Title:





This is one of the Exchange Debentures referred to in within-mentioned
Indenture:

_________________________ ,
as Trustee

By:__________________________________

                          (Back of Exchange Debenture)

                12 5/8% Subordinated Exchange Debentures due 2006

         [Unless and until it is exchanged in whole or in part for Exchange Debentures in definitive form, this Exchange Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuers or their agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. SFX Broadcasting, Inc., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Exchange Debenture at 12 5/8% per annum from the date hereof until maturity. The Company will pay interest semi-annually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Exchange Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Exchange Debentures (except defaulted interest) to the Persons who are registered Holders of Exchange Debentures at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Exchange Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice

--------
1.  TO BE INCLUDED ONLY IF THE EXCHANGE DEBENTURE IS ISSUED IN GLOBAL FORM.

whereof shall be given to the registered Holders not less than 15 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Exchange Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Exchange Debentures will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Exchange Debentures and all other Exchange Debentures the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, ____________, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

         4. INDENTURE. The Company issued the Exchange Debentures under an Indenture dated as of _________, ____ (the "Indenture") between the Company and the Trustee. The terms of the Exchange Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Exchange Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Exchange Debentures are general obligations of the Company limited to $225,000,000 million in aggregate principal amount.

         5.  OPTIONAL REDEMPTION.

         The Exchange Debentures will not be redeemable at the Company's option prior to January 15, 2002. Thereafter, the Exchange Debentures will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15, 2002 of the years indicated below:


         YEAR                                                 PERCENTAGE

         2002.................................................  106.313%
         2003.................................................  104.734%
         2004.................................................  103.156%
         2005.................................................  101.578%
         2006 and thereafter..................................  100.000%

      6. MANDATORY REDEMPTION. Except as set forth in Paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Exchange Debentures.

      7.  REPURCHASE AT OPTION OF HOLDER.

           (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part of each Holder's Exchange Debentures at a purchase price equal to 101% of the principal amount thereof plus, in each case, accrued and unpaid interest and , if any, to the date of purchase (in either case, the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Debentures are to be redeemed at its registered address. Exchange Debentures in denominations larger than $100 may be redeemed in part but only in whole multiples of $100, unless all of the Exchange Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Exchange Debentures or portions thereof called for redemption.

      9. SUBORDINATION. Each Holder by accepting an Exchange Debenture agrees that the payment of principal of, premium and interest on each Exchange Debenture is subordinated in right of payment, to the extent and in the manner provided in Article 10 of the Indenture, to the prior payment in full of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

      10. DENOMINATIONS, TRANSFER, EXCHANGE. The Exchange Debentures are in registered form without coupons in all appropriate denominations. The transfer of Exchange Debentures may be registered and Exchange Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Exchange Debenture or portion of a Exchange Debenture selected for redemption, except for the unredeemed portion of any Exchange Debenture being redeemed in part. Also, it need not exchange or register the transfer of any Exchange Debentures for a period of 15 days before a selection of Exchange Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      11. PERSONS DEEMED OWNERS. The registered Holder of an Exchange Debenture may be treated as its owner for all purposes.

      12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Exchange Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Exchange Debentures, and any existing default or compliance with any provision of the Indenture or the Exchange Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Exchange Debentures. Without the consent of any Holder of an Exchange Debenture, the Indenture or the Exchange Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Debentures in addition to or in place of certificated Exchange Debentures, to provide for the assumption of the Company's obligations to Holders of the Exchange Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Exchange Debentures or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Any amendment to the provisions of
Article 10 of the Indenture and Section 4.11 including, in each case, the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Exchange Debentures then outstanding if such amendment would adversely affect the rights of Holders of Exchange Debentures.

      13. DEFAULTS AND REMEDIES. Events of Default include: (i) a default for 30 days in the payment when due of interest on the Exchange Debentures (whether or not prohibited by Article 10 of the Indenture); (ii) a default in payment when due of the principal of or premium, if any, on the Exchange Debentures (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by the Company to comply with the provisions described under Sections 4.07, 4.08, 4.09, 4.11 and 5.01 of the Indenture; (iv) the failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Exchange Debentures; (v) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more; (vi) the failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or a group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Exchange Debentures may declare all the Exchange Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Exchange Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Exchange Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Exchange Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Exchange Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Exchange Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Exchange Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or the principal of, the Exchange Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      15. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for its Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Exchange Debentures or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Exchange Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Exchange Debentures.

      17. AUTHENTICATION. This Exchange Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Exchange Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Exchange Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                SFX Broadcasting, Inc.
                150 East 58th Street
                New York, New York  10155
                Attention:  Howard J. Tytel

                                ASSIGNMENT FORM


      To assign this Exchange Debenture, fill in the form below: (I) or (we) assign and transfer this Exchange Debenture to

________________________________________________________________________________
                       (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and irrevocably appoint _______________________________________________________
to transfer this Exchange Debenture on the books of the Company. The agent may substitute another to act for him.



Date:

                           Your Signature:_____________________________________
                           (Sign exactly as your name appears on the face of this Exchange Debenture)

                           Signature Guarantee:________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Exchange Debenture purchased by the Company pursuant to Section 4.11 or 4.13 of the Indenture, check the box below:

            [ ] Section 4.11           [ ] Section 4.13

           If you want to elect to have only part of the Exchange Debenture purchased by the Company pursuant to Section 4.11 or Section 4.13 of the Indenture, state the amount you elect to have purchased:
$____________


Date:                            Your Signature:_______________________________
                                 (Sign exactly as your name appears on the Exchange Debenture)

                                 Tax Identification No.:_______________________


                                 Signature Guarantee:__________________________

           SCHEDULE OF EXCHANGES OF CERTIFICATED EXCHANGE DEBENTURES

           The following exchanges of a part of this Global Exchange Debenture for Certificated Exchange Debentures have been made:

                                                                          Principal Amount of this
                         Amount of decrease in    Amount of increase in       Global Exchange           Signature of
                          Principal Amount of      Principal Amount of      Debenture following     authorized officer of
                         this Global Exchange      this Global Exchange      such decrease (or      Trustee or Exchange
   Date of Exchange            Debenture                Debenture                increase )         Debenture Custodian
----------------------        -----------              -----------              ----------          -------------------

















